Exhibit 99.1

FOR IMMEDIATE RELEASE
June 1, 2010

Investor Contact: Mark H. Tubb
Vice President - Investor Relations
813.871.4027
mtubb@walterenergy.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterenergy.com

WALTER ENERGY ANNOUNCES COMPLETION OF ACQUISITION OF HIGHMOUNT EXPLORATION & PRODUCTION LLC’S ALABAMA NATURAL GAS ASSETS FOR $210 MILLION

(TAMPA, Fla.) - Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced today that its Walter Natural Gas, LLC subsidiary has completed its acquisition of the Alabama natural gas assets of HighMount Exploration & Production LLC, for approximately $210 million in cash.

“We see this as a strategic acquisition related to growing our premium coking coal operation,” said Walter Energy Interim Chief Executive Officer Joe Leonard. “While this acquisition more than doubles our annual coal bed methane production and is expected to be a stable generator of earnings and cash flows into the future, it is more important to us because it helps ensure that future coal production areas will be properly degasified, thereby improving the safety and operational efficiency of our existing and future underground coking coal production.”

As previously announced, the acquisition includes approximately 1,300 existing conventional gas wells, pipeline infrastructure and related equipment located adjacent to the Company’s existing underground mining and coal bed methane business located in Tuscaloosa County, Ala. Current proven reserves are approximately 190 bcf (billion cubic feet), with current annual coal bed methane production of 8.5 bcf. The purchase price equates to approximately $1.10 per mcf of proven reserves, and the acquisition is expected to be accretive to Walter Energy’s 2010 earnings. All 47 of HighMount’s Alabama active employees accepted offers to remain with the company following the sale. Raymond James & Associates, Inc. acted as the transaction advisor to Walter Energy.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has revenues of approximately $1.0 billion and employs approximately 2,050 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements, the risk that a condition to closing of any of the proposed transactions may not be satisfied and the timing to consummate the proposed transactions. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: See the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur.

- WLT -